Exhibit 4.6
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 1, 2024, among OPEN TEXT, INC., a corporation organized under the laws of Delaware (the “New Issuer”), a subsidiary of OPEN TEXT CORPORATION (or its successor), a corporation organized under the laws of Canada (the “Company”) and THE BANK OF NEW YORK MELLON, as the U.S. trustee, and BNY TRUST COMPANY OF CANADA, as the Canadian Trustee (together, the “Trustees”) under the indenture referred to below.
W I T N E S S E T H:
WHEREAS the Company, Open Text Holdings, Inc. and the existing Subsidiary Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustees an Indenture (the “Indenture”) dated as of February 18, 2020, providing for the issuance of 4.125% Senior Notes due 2030 (the “Notes”);
WHEREAS Open Text Inc. and Open Text Holdings, Inc., in accordance with the provisions of the Delaware General Corporation Law (Delaware) will merge as of the date hereof and continue under the name Open Text, Inc.;
WHEREAS Section 5.1(a)(ii) and 9.1(a)(i) of the Indenture provide that under certain circumstances the New Issuer is required to execute and deliver to the Trustees a supplemental indenture pursuant to which the New Issuer shall expressly assume all of the obligations of Open Text Holdings, Inc. in respect of the Indenture and the Notes pursuant to the terms and conditions set forth herein and under the Indenture; and
WHEREAS pursuant to Section 9.1 of the Indenture, the Trustees, and the New Issuer are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Issuer, and the Trustees mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to assume all of the obligations of Open Text Holdings, Inc. The New Issuer hereby agrees to assume all of the obligations of Open Text Holdings, Inc. in respect of the Indenture and the Notes and to be bound by all provisions of the Indenture and the Notes.
3.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.Waiver of Jury Trial. EACH OF THE NEW ISSUER AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE COMPANY GUARANTEE, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
6.Trustees Make No Representation. Neither of the Trustees makes any representation as to the validity or sufficiency of this Supplemental Indenture.
7.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.
8.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

OPEN TEXT, INC.
By:	/s/ Michael Acedo
Name: Michael Acedo
Title: Secretary

THE BANK OF NEW YORK MELLON, as U.S. Trustee
By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

BNY TRUST COMPANY OF CANADA, as Canadian Trustee
By:	/s/ Ismail Bawa
Name: Ismail Bawa
Title: Authorized Signatory

[Signature Page – OTHI – Supplemental Indenture (2020)]